SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Mr. Jeffrey Landau, BioMarin Pharmaceutical Inc.’s (the “Company”) Senior Vice President, Administration retired from the Company. In connection therewith, on January 4, 2005, the Company entered into a Severance Agreement and Release of All Claims (the “Severance Agreement”) with Mr. Landau, pursuant to which Mr. Landau is entitled to receive the severance payments required under his employment agreement with the Company, as amended, and the exercise date of Mr. Landau’s vested options has been extended to December 31, 2005.

Item 1.02. Termination of a Material Definitive Agreement.

Effective with Mr. Landau’s retirement and pursuant to the terms of the Severance Agreement, his employment agreement with the Company was terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: January 4, 2005	By:	/s/ Jeffrey H. Cooper Jeffrey H. Cooper Chief Financial Officer